UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2017

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NEWGEN BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-1537274	81-5332421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 2nd Avenue, Suite 1400, Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-624-4793

Former Name or Former Address, if Changed Since Last Report:

3221 Dominquez Avenue, Quezon City, Philippines

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2017 Equity Incentive Plan

On February 10, 2017, stockholders of NewGen BioPharma Corp., a Nevada corporation (the “Company”) holding a majority of the outstanding shares of common stock of the Company delivered an executed written consent approving the adoption of the 2017 Equity Incentive Plan of the Company (the “Plan”). The Board of Directors (the “Board”) of the Company subsequently adopted the Plan and reserved the number of shares of the Company’s common stock equal to eleven percent (11%) of the number of outstanding shares of the Company’s common stock for issuance thereunder to the Company’s employees, officers, directors, consultants and advisers. As such, so long as the Plan is in effect, the number of shares available for issuance under the Plan will increase any time additional shares of the Company’s common stock are issued. Pursuant to the approval of the Board and such majority stockholders, the adoption of the Plan became effective on February 10, 2017.

For a detailed description of the terms and conditions of the Plan, see “STOCKHOLDERS’ ACTION NO. 1 – APPROVAL OF THE 2017 EQUITY INCENTIVE PLAN” in the Information Statement attached hereto as Exhibit 99.1. The description of the Plan contained in the Information Statement is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On February 13, 2017, the Company mailed the Information Statement to its stockholders regarding the adoption of the Plan.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	2017 Equity Incentive Plan of NewGen BioPharma Corp.
99.1	Information Statement of NewGen BioPharma Corp. dated February 13, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen BioPharma Corp., a Nevada Corporation

Dated: February 14, 2017	By:	/s/ Bradford Long
Bradford Long
President

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